EXHIBIT 23.5



                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated October 23, 1998, accompanying the financial statements of SouthWind Internet Access, Inc. included in the Annual Report of OneMain.com, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of OneMain.com, Inc. on Forms S-8 (File No. 333-78661, File No. 333-78663, and File No. 333-81111).


                                    /s/ Grant Thornton LLP

Wichita, Kansas
March 27, 2000